EXHIBIT 10.18

SECONDARY STORAGE AGREEMENT

By and between Safti-Cell, Inc. (SCI), a Delaware Corporation, and CRYO-CELL International, Inc. (CCEL). Whereas CCEL is engaged in the field of preservation of stem cells from newborn babies and preserves these stem cells in a primary location at Clearwater, Florida.

And, whereas SCI is building a state-of-the-art facility for secondary (back up) storage to protect the stem cells stored at the primary location above,

And, whereas the parties are mutually interested in seeing valuable stored specimens endangered by fire, earthquake or any natural or human made disaster,

And, whereas SCI is committed to building a state-of-the-art, fireproof, earthquake resistant facility for mutual consideration between the parties, it is agreed and the receipt of $10.00 which is hereby acknowledged, it is agreed:

1.	CCEL will deliver a cryopreserved specimen to SCI for secondary (back up) storage.

2.	SCI agrees to maintain storage of delivered specimen in a cryogenic environment.

3.	Payments to SCI are in the following categories:

a)	If all clients are automatically billed for secondary storage or are provided secondary storage at no extra cost, SCI will store specimens at a cost of $10.00 (Ten Dollars) each.

b)	If secondary storage is offered clients on an optional basis, then in addition to the $10.00, SCI would receive half of the overage over $20.00 for each annual fee.

4.	In the event retrieval of a specimen is required the contracting parties will mutually agree to the price being charged SCI will first cover its actual cost in labor + 10% for overhead and the parties will divide equally the retrieval fee.

5.	Transportation cost for the delivery of the back up specimen is the be borne entirely by the client and/or their insurance provider.

6.	The parties agree that if CCEL is sold or merged into any company, this contract must be included and accepted as a part of any agreement entered into between CCEL and a third party.

7.	This Agreement is for a period of twenty (20) years during which CCEL will receive 2% equity of all SCI’s net profits from secondary storage regardless of source. This Agreement will be extended for year periods with mutual consent between the parties.

Dated this 1st day of October 2001.

SAFTI-CELL, INC.		CRYO-CELL INTERNATIONAL, INC.

By:	/s/ CHARLES NYBERG	By:	/s/ WANDA D. DEARTH
	Charles Nyberg		Wanda D. Dearth, President